Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of December 8, 2006, by and among Syntel, Inc., a Michigan corporation (the “Company”), Bharat Desai, and Neerja Sethi (Bharat Desai and Neerja Sethi, collectively, the “Shareholders”).
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Definitions. As used herein, the following terms shall have the following meanings:
     “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Agreement” has the meaning set forth in the caption to this Agreement.
     “Board” or “Board of Directors” means the Company’s Board of Directors.
     “Common Stock” means the Common Stock, no par value per share, of the Company.
     “Company” has the meaning set forth in the caption to this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Losses” means all losses, claims, damages, liabilities and expenses.
     “Person” means an individual, a partnership, a partner, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
     “Registrable Securities” means (i) any shares of Common Stock held by the Shareholders on the date hereof, (ii) any shares of Common Stock subsequently acquired by the Shareholders including as may be so acquired in respect of or on account of any shares of Common Stock held by such Shareholders, (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange, and (iv) any shares of Common Stock held by trusts on the date hereof, of which trusts either Shareholder is a trustee with power to dispose of such shares of Common Stock. In addition, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities after they have (w) been distributed to the public pursuant to an offering registered under the Securities Act, (x) been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the regulations promulgated under the Securities Act (or any similar rule then in force), or (y) ceased to be outstanding.
     “Registration Expenses” means (i) all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (including discounts and commissions), underwriters’ counsel and other Persons retained by the Company, transfer taxes, fees of transfer agents and registrars and fees of the National Association of Securities Dealers, Inc. and (ii) the fees and disbursements of counsel for the holders of Registrable Securities.
     “Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Shareholders” has the meaning set forth in the caption to this Agreement.
     2. Registration.
          (a) Term. Subject to the remaining provisions of this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale prior to March 30, 2007 of such number of Registrable Securities as requested by the Shareholders.
          (b) Restrictions on Registration. The Company may postpone the filing or the effectiveness of a registration statement for such period of time as the Company’s Board of Directors may reasonably determine if the Board (in its reasonable good faith judgment) determines that such registration is no longer in the best interests of the Company.
          (c) Selection of Underwriters. In the case of a registration for an underwritten offering, the Shareholders will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) shall be nationally recognized and reasonably acceptable to the Company’s Board of Directors.
     3. Registration Procedures. The Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities as requested by the Shareholders in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the

Shareholders copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the Shareholders set forth in such registration statement;
          (c) furnish to the Shareholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Shareholders;
          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Shareholder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Shareholder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process that is not limited solely to securities law violations) in any such jurisdiction);
          (e) notify the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company will promptly prepare and file, pursuant to Rule 424 under the Securities Act, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (f) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Shareholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
          (g) make available for inspection by the Shareholders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Shareholders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the advisors, managers, officers, members, employees and independent accountants of the Company to supply all information reasonably requested by such Shareholders, underwriter, attorney, accountant or agent in connection with such registration statement;

          (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC;
          (i) permit any Shareholder that, in such Shareholder’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Shareholder and its counsel should be included, subject to the approval of the Company which will not be unreasonably withheld;
          (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, or, in either case, the initiation or the threatening of any such proceeding, use its reasonable best efforts promptly to obtain the withdrawal of such order;
          (k) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholders to consummate the disposition of such Registrable Securities; and
          (l) use its reasonable best efforts to obtain a “cold comfort” letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request.
     4. Registration Expenses.
          (a) All Registration Expenses shall be borne by the Shareholders (either directly or by reimbursement to the Company) whether or not any registration becomes effective, and whether or not all, some or none of the Registrable Securities are actually sold pursuant to the registration. The Shareholders shall pay the Registration Expenses promptly upon request.
          (b) Each Shareholder of securities included in any registration hereunder shall pay those Registration Expenses specifically allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all the Shareholders included in such registration in proportion to the amount of securities being offered by a Shareholder relative to the total number of securities being offered by all Shareholders.
     5. Indemnification.
          (a) The Company agrees to indemnify, to the extent permitted by law, each Shareholder against all Losses, joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Shareholder for any legal or other expenses reasonably incurred by such Shareholder in connection with the investigation or defense of such Losses, except insofar as the same are caused by or contained in any information furnished to the Company by such Shareholder or by such Shareholder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same. Notwithstanding anything to the contrary contained herein, the indemnification provided in this Section 5(a) does not apply to any Losses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading unless the Shareholder can show that the Shareholder had, after reasonable investigation, reasonable ground to believe and did believe, at the time the registration statement became effective, that the statements therein were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (b) In connection with any registration statement, each Shareholder will furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus. To the extent permitted by law, each Shareholder will indemnify the Company in connection with any registration of Registrable Securities, and its advisors, managers, members, directors and officers and each Person who controls the Company (in each case, other than the Shareholders) against all Losses, joint or several, arising from or based upon any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and its advisors, mangers, members, directors and officers and each Person who controls the Company (in each case, other than the Shareholders) for any legal or other expenses reasonably incurred by such Persons in connection with the investigation or defense of such Losses, unless the Shareholder can show that the Shareholder had, after reasonable investigation, reasonable ground to believe and did believe, at the time the registration statement became effective, that the statements therein were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus one firm of local counsel in each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (e) The indemnification provided by this Section 5 by the Company to the Shareholders shall not affect the liability, if any, that any Shareholder may otherwise have under Section 11 of the Securities Act as a director of the Company, as a person who has signed the registration statement or as a control person.
     6. Notices. All notices, demands and other communications to be given or made under or by reason of provisions under this Agreement (a) shall be in writing, and (b) shall be deemed to have been given or made (x) when delivered personally or via courier or a nationally recognized overnight delivery service (delivery charges prepaid) or (y) when telecopied, with telephonic confirmation of receipt. All such notices, demands and other communications shall be sent (i) in the case of any Shareholder, to the addresses or facsimile numbers as have been supplied in writing to the Company and (ii) in the case of the Company, to Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, Attention: Chief Administrative Officer, Telecopy: (248) 619-2894.
     7. Miscellaneous.
          (a) No Inconsistent Agreements. Without the prior written consent of the Shareholders, the Company will not enter into any agreement that is inconsistent with or violates or impairs the rights granted to the Shareholders in this Agreement.
          (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
          (c) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the Company and the Shareholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          (d) Limitation on Assignment. A Shareholder’s rights and interests under this Agreement shall not be assignable without the prior written consent of Company
          (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein, and to the fullest extent permitted by law a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
          (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
          (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
          (h) Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
          (i) Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered.

SYNTEL, INC.
By:
Name:
Title:

BHARAT DESAI

NEERJA SETHI